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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) March 28, 2005

                           ---------------------------

                         The Travelers Insurance Company
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

  Connecticut                      33-33691                     06-0566090
---------------                  -----------                -------------------
(State or other                  (Commission                   (IRS Employer
jurisdiction of                  File Number)               Identification No.)
incorporation)

                 One Cityplace, Hartford, Connecticut 06103-3415
               ---------------------------------------------------
               (Address of principal executive offices) (Zip Code)

                                 (860) 308-1000
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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                         The Travelers Insurance Company
                           Current Report on Form 8-K

Item 8.01 Other Events.

RECENT DEVELOPMENTS

Pursuant to an Acquisition Agreement dated as of January 31, 2005 (the "Acquisition Agreement"), by and between Citigroup Inc., a Delaware corporation ("Citigroup"), and MetLife, Inc., a Delaware corporation ("MetLife"), Citigroup will sell to MetLife for approximately $11.5 billion, subject to closing adjustments, all of the outstanding shares of capital stock (or equivalent equity interests) of certain of Citigroup's indirect subsidiaries (the "Transferred Shares"), including The Travelers Insurance Company (the "Company"), a Connecticut-domiciled insurer. As a result of MetLife's acquisition of the Company, MetLife will also indirectly acquire certain of the Company's subsidiaries, including The Travelers Life and Annuity Company, a Connecticut-domiciled insurer ("TLAC"). The transactions, which are currently expected to close this summer, are subject to certain regulatory approvals in the United States and in certain foreign jurisdictions, as well as other customary conditions to closing. Prior to the closing date (the "Closing Date"), Citigroup and the subsidiaries of Citigroup that own the Transferred Shares are subject to certain business conduct restrictions with respect to the business being sold.

MetLife has filed with the Insurance Department of the State of Connecticut (the "Department") a Form A Statement Regarding the Acquisition of Control of or Merger with a Domestic Insurer, dated March 7, 2005 (the "Form A"), seeking the approval of the Department to acquire control of the Company and TLAC. The Form A includes MetLife's post-acquisition business plan and financial projections for the Company and TLAC after the Closing Date (the "Business Plan"). Pursuant to the Business Plan, the Company would generally cease issuing certain institutional annuity and other products immediately following the Closing Date, including funding agreements and guaranteed investment contracts. Both the Company and TLAC will generally phase out the remaining products that they currently issue by the end of 2006.

According to the financial projections included in the Business Plan and based on the assumptions described therein, MetLife expects the Company's capital and surplus to decrease from $7,886,000,000 as of December 31, 2004 to a projected $3,626,000,000 as of December 31, 2005 (following the Company's distribution of certain assets to its parent), $3,704,000,000 as of December 31, 2006, and $3,750,000,000 as of December 31, 2014. The Company's total premium income is expected to decrease from $4,965,000,000 in 2004 to a projected $2,372,000,000 in 2006, and $1,951,000,000 in 2014 and the Company's
total expenses are expected to decrease from approximately $522,000,000 in 2004 to a projected $317,000,000 in 2006 and $235,000,000 in 2014.

Certain of the statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. The Company's actual results may differ materially from those included in the forward-looking statements. Forward-looking statements are typically identified by the words "believe," "expect," "anticipate," "intend," "estimate," "may increase," "may fluctuate," and similar expressions or future or conditional verbs such as "will," "should," "would," and "could." These forward-


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looking statements involve risks and uncertainties including, but not limited to, regulatory matters, the resolution of legal proceedings, the impact that the proposed sale to MetLife, Inc., and the transactions to be effected before that sale, may have on the Company and its prospects, the potential impact of a decline in credit quality of investments on earnings; and the company's market risk. The financial projections referred to herein are inherently uncertain because they are based on certain underlying assumptions. Actual amounts may differ from these projections under different assumptions and conditions. Such differences may be material.

The full Form A and Business Plan are on file with and available to the public at the Department, located at 153 Market Street, Hartford, CT 06103.

Item 9.01 Financial Statements and Exhibits.

On February 2, 2005, the Company filed a Current Report on Form 8-K (the "February 2005 Form 8-K"), regarding the distribution to its parent company by way of dividend of (i) all the outstanding shares of common stock of the Company's 100% owned subsidiary, Primerica Life Insurance Company ("Primerica Life"), (ii) all shares of Citigroup's Series YYY and Series YY preferred stock held by the Company and (iii) certain other assets, including certain assets and liabilities related to the Company's share of the non-qualified pension plan, and post retirement benefits related to inactive employees of the former Travelers Insurance entities, assumed during Citigroup's 2002 spin-off of the Travelers Property Casualty operations (collectively, the "Dispositions").

The February 2005 Form 8-K included pro forma financial data as of September 30, 2004. In this Current Report on Form 8-K, the Company is updating, in paragraph
(b) below, the previously filed pro forma financial data for that period. The Company is also filing, in Exhibit 99.1, certain selected consolidated financial data for the year ended December 31, 2004.

     (b) Pro Forma financial information

The following unaudited pro forma condensed consolidated financial information of the Company is based on and should be read in conjunction with the historical consolidated financial statements and notes thereto appearing in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003 and the February 2005 Form 8-K. The pro forma condensed consolidated statement of income for the year ended December 31, 2004 gives effect to the Dispositions as if they occurred on January 1, 2004.

The unaudited pro forma condensed consolidated financial information has been presented for illustrative purposes only and is not necessarily indicative of the future financial position or future results of operations of the Company, or of the financial position or results of operations of the Company that would have actually occurred had the Dispositions taken place on the dates indicated above.


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                         The Travelers Insurance Company
              Pro Forma Condensed Consolidated Statement of Income
                For the Year Ended December 31, 2004 (Unaudited)
                                  (in millions)

                                                                   Dispositions
                                      ----------    ------------------------------------------    ---------
                                                                   Citigroup Pref.
Revenues                              Historical    Primerica(a)      Stock(b)        Other(c)    Pro-Forma
--------                              ----------    ------------   --------------     --------    ---------
Premiums                                $2,226        $(1,315)          $   -          $  -         $  911
Net investment income                    3,348           (336)           (182)            -          2,830
Net realized investment
  gains/(losses)                            16             (7)              -             -              9
Fee income                                 781            (91)              -             -            690
Other income                               124            (21)              -           (14)            89
                                        ------        -------           -----          ----         ------

Total Revenues                           6,495         (1,770)           (182)          (14)         4,529
                                        ------        -------           -----          ----         ------

Benefits and Expenses
---------------------
Current and future insurance             1,971           (560)              -             -          1,411
  benefits
Interest credited to
  contractholders                        1,305              -               -                        1,305
Amortization of deferred
  acquisition costs                        649           (249)              -             -            400
General & administrative expenses          487           (229)              -           (18)           240
                                        ------        -------           -----          ----         ------

Total Benefits and Expenses              4,412         (1,038)              -           (18)         3,356
                                        ------        -------           -----          ----         ------

Income from operations before
  federal taxes                          2,083           (732)           (182)            4          1,173
                                        ------        -------           -----          ----         ------

Federal income taxes                       602           (241)              -             1            362
                                        ------        -------           -----          ----         ------

Net Income                              $1,481          $(491)          $(182)         $  3           $811
                                        ======          =====           =====          ====           ====

(a) Reflects the distribution by way of dividend of all of the outstanding shares of common stock and the associated assets, liabilities and earnings of the Company's 100% owned subsidiary, Primerica Life Insurance Company ("Primerica Life"). Primerica Life and its subsidiaries comprise the Company's Primerica Life segment.

(b) Reflects the distribution by way of dividend of 2,225 shares of Citigroup Cumulative Preferred Stock, Series YYY, carried at a cost of $2,225 million. Series YYY Preferred Stock pays cumulative dividends at the rate of 6.767% per annum, has a liquidation value of $1 million per share, a perpetual duration, and is not subject to a sinking fund or mandatory redemption. Dividends received and accrued during the year ended December 31, 2004 totaled $150 million.

     Also reflects the distribution of 596 shares of Citigroup Cumulative Preferred Stock, Series YY, carried at a cost of $596 million. Series YY Preferred Stock pays cumulative dividends at the rate of 5.321% per annum, has a liquidation value of $1 million per share, a perpetual duration, and is not subject to a sinking fund or mandatory redemption. Dividends totaling $32 million were received for the year ended December 31, 2004.

(c) Other primarily represents the disposition of the assets and liabilities related to the Company's share of the non-qualified pension plan, and post retirement benefits related to inactive employees of the former Travelers Insurance entities assumed during Citigroup's 2002 spin-off of the Travelers Property Casualty operations.


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(c) Exhibits

99.1. Selected Consolidated Financial Information for the Year Ended December 31, 2004.


SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: March 28, 2005                       THE TRAVELERS INSURANCE COMPANY


                                            By: /s/ Glenn D. Lammey
                                                ------------------------------
                                            Name:  Glenn D. Lammey
                                            Title: Chief Financial Officer,
                                                   Chief Accounting Officer


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                                  Exhibit Index


99.1 Selected Consolidated Financial Information for the Year Ended December 31, 2004


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